AMENDMENT NO. 1 AND WAIVER AGREEMENT

      AMENDMENT NO. 1 AND WAIVER AGREEMENT dated as of December 31, 1998, among ENHANCE FINANCIAL SERVICES GROUP INC., a corporation duly organized and validly existing under the laws of the State of New York (together with its successors and assigns, the "Company"); each of the lenders that is a signatory hereto (together with its successors and assigns, individually, a "Bank", and, collectively, the "Banks"); and FLEET NATIONAL BANK, as Swingline Bank (in such capacity, together with its successors and permitted assigns in such capacity, the "Swingline Bank") and as agent for the Banks (in such capacity, together with its successors in such capacity, the "Agent").

      The Company, the Banks, the Swingline Bank and the Agent are parties to a Credit Agreement dated as of June 30, 1998 (as in effect on the date hereof, the "Credit Agreement"), providing, subject to the terms and conditions thereof, for extensions of credit to be made by the Banks to the Company in an aggregate principal not exceeding $100,000,000. The Company has requested the Banks to amend the Credit Agreement to permit the formation by the Company of a holding company subsidiary and to waive compliance by the Company with the covenant in subsection (d) of Section 8.08 of the Credit Agreement as a result of non-insurance equity investments by the Company. The Company, the Banks, the Swingline Banks and the Agent are in agreement with such requests and accordingly, the parties hereto hereby agree as follows:

      Section 1. Definitions. Except as otherwise defined in this Amendment No. 1 and Waiver Agreement, terms defined in the Credit Agreement are used herein as defined therein.

      Section 2. Amendments. Subject to the satisfaction of the conditions precedent specified in Section 4 below, but effective as of the date hereof, the Credit Agreement shall be amended as follows:

      (a) Section 1.01 (Certain Defined Terms) of the Credit Agreement is amended by replacing the definition of "Applicable Insurance Regulatory Authority" with the following:

            "Applicable Insurance Regulatory Authority" shall mean, with respect to any Insurance Subsidiary, the insurance department or similar insurance regulatory or administrative authority or agency of the state or other jurisdiction in which such Insurance Subsidiary is domiciled.

      and by adding the following new definition:

            "Enhance Investment" shall mean Enhance Investment Corporation, a Delaware corporation and a Wholly Owned Subsidiary of the Company.

      (b) Subsection (e) of Section 8.05 (Prohibition of Fundamental Changes) is deleted and replaced with the following:

            "(e) Except as expressly permitted by this Section 8.05, the Company shall not, nor shall it permit any of its Material Subsidiaries to, sell, transfer, convey or otherwise dispose of either directly or indirectly (x) all or any portion of the capital stock of any of its Material Subsidiaries or (y) all or substantially all of the Properties of any of its Material Subsidiaries in one transaction or a series of related transactions; provided, however, the Company may transfer all of the capital stock of any of its Insurance Subsidiaries to Enhance Investment."

      Section 3. Waivers.

      (a) The Banks hereby waive, effective as of the date hereof, the Event of Default that has occurred as of December 31, 1998 and will continue under the Credit Agreement because of the Company's non-compliance with the 6% equity Investment limitation in Section 8.08(d) thereof, it being understood that such waiver shall be effective only from the date hereof to and including February 15, 1999, and is granted only on the condition that the actual percentage of equity Investments during such period does not exceed 10%.

      (b) The foregoing waiver shall be effective only for the specific Event of Default specified in subsection (a) above and shall not entitle the Company to any future waiver in similar or other circumstance.

      Section 4. Representations and Warranties. The Company represents and warrants to the Banks that the representations and warranties set forth in
Section 7 of the Credit Agreement are true and complete on the date hereof as if made on and as of the date hereof and as if each reference in said Section 7 to "this Agreement" included reference to this Amendment No. 1 and Waiver Agreement.

      Section 5. Conditions Precedent. As provided in Section 2 above, the amendments to the Credit Agreement set forth in said Section 2 shall become effective, as of the date hereof, upon (i) execution and delivery of this Amendment No. 1 and Waiver Agreement by the Company, the Swingline Bank, the Agent and each of the Banks, (ii) execution and delivery to the Agent, for the benefit of the Agent and the Banks, of a guaranty agreement in substantially the form of Exhibit A to this Amendment No. 1 and Waiver Agreement, and (iii) payment to the

Agent for the ratable benefit of the Banks of an amendment fee of $5,000 and a waiver fee of $5,000.

      Section 6. Miscellaneous. Except as herein provided, the Credit Agreement shall remain unchanged and in full force and effect. This Amendment No. 1 and Waiver Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same amendatory instrument and any of the parties hereto may execute this Amendment No. 1 and Waiver Agreement by signing any such counterpart. This Amendment No. 1 and Waiver Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

                  (Remainder of Page Intentionally Left Blank)

      IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 and Waiver Agreement to be duly executed and delivered as of the day and year first above written.

                                      ENHANCE FINANCIAL SERVICES GROUP INC.


                                      By /s/ Samuel Bergman
                                         ---------------------------------------
                                         Title: EVP

                                      BANKS

                                      FLEET NATIONAL BANK


                                      By /s/ Jan-Gee W. McCollam
                                         ---------------------------------------
                                         Title: Senior Vice President

                                      THE BANK OF TOKYO - MITSUBISHI, LTD,
                                      NEW YORK BRANCH


                                      By
                                         ---------------------------------------
                                         Title:

                                      THE FIRST NATIONAL BANK OF CHICAGO


                                      By
                                         ---------------------------------------
                                         Title:

                                      DEUTSCHE BANK AG, NEW YORK AND/OR
                                      CAYMAN ISLAND BRANCHES


                                      By
                                         ---------------------------------------
                                         Title:

                                      and


                                      By
                                         ---------------------------------------
                                        Title:

                                      BANKS

                                      FLEET NATIONAL BANK


                                      By
                                         ---------------------------------------
                                         Title:

                                      THE BANK OF TOKYO - MITSUBISHI, LTD,
                                      NEW YORK BRANCH


                                      By /s/ John R. Beckwith
                                         ---------------------------------------
                                         Title: Attorney-In-Fact

                                      THE FIRST NATIONAL BANK OF CHICAGO


                                      By
                                         ---------------------------------------
                                         Title:

                                      DEUTSCHE BANK AG, NEW YORK AND/OR
                                      CAYMAN ISLAND BRANCHES


                                      By
                                         ---------------------------------------
                                         Title:

                                      and


                                      By
                                         ---------------------------------------
                                        Title:

                                      BANKS

                                      FLEET NATIONAL BANK


                                      By
                                         ---------------------------------------
                                         Title:

                                      THE BANK OF TOKYO - MITSUBISHI, LTD,
                                      NEW YORK BRANCH


                                      By
                                         ---------------------------------------
                                         Title:

                                      THE FIRST NATIONAL BANK OF CHICAGO


                                      By /s/ Timothy Stambaugh
                                         ---------------------------------------
                                         Title: Senior Vice President

                                      DEUTSCHE BANK AG, NEW YORK AND/OR
                                      CAYMAN ISLAND BRANCHES


                                      By
                                         ---------------------------------------
                                         Title:

                                      and


                                      By
                                         ---------------------------------------
                                        Title:

                                      BANKS

                                      FLEET NATIONAL BANK


                                      By
                                         ---------------------------------------
                                         Title:

                                      THE BANK OF TOKYO - MITSUBISHI, LTD,
                                      NEW YORK BRANCH


                                      By
                                         ---------------------------------------
                                         Title:

                                      THE FIRST NATIONAL BANK OF CHICAGO


                                      By
                                         ---------------------------------------
                                         Title:

                                      DEUTSCHE BANK AG, NEW YORK AND/OR
                                      CAYMAN ISLAND BRANCHES


                                      By /s/ John S. McGill
                                         ---------------------------------------
                                         Title: John S. McGill
                                                Vice President


                                      and


                                      By /s/ Clinton M. Johnson
                                         ---------------------------------------
                                         Title: CLINTON M. JOHNSON
                                                Director

                                      SWINGLINE BANK

                                      FLEET NATIONAL BANK,
                                          as Swingline Bank


                                      By /s/ Jan-Gee W. McCollam
                                         ---------------------------------------
                                         Title: Senior Vice President

                                      Administrative Agent

                                      FLEET NATIONAL BANK,
                                         as Administrative Agent

                                      By /s/ Jan-Gee W. McCollam
                                         ---------------------------------------
                                         Title: Senior Vice President

                                                                  EXHIBIT A
                                                                     to
                                                             AMENDMENT NO. 1 AND
                                                              WAIVER AGREEMENT

                               GUARANTY AGREEMENT

      THIS GUARANTY AGREEMENT ("Agreement") is executed as of December 31, 1998 by ENHANCE INVESTMENT CORPORATION, a Delaware corporation (the "Guarantor"), for the benefit of each of the banks and other financial institutions (together with its successors and assigns, individually a "Bank" and, collectively, the "Banks") that are or may hereafter become a party to the Credit Agreement defined below, and Fleet National Bank, as Swingline Bank (in such capacity, together with its successors and assigns in such capacity, the "Swingline Bank") and as agent for the Banks (in such capacity, together with its successors in such capacity, the "Agent"). For purposes of this Guaranty Agreement, the term "Banks" shall include the Swingline Bank.

                                    Preamble

      1. Enhance Financial Services Group, Inc. (the "Company"), the Banks and the Agent are parties to a Credit Agreement dated as of June 30, 1998 (as at any time renewed, extended, amended, supplemented or otherwise modified, the "Credit Agreement") providing, subject to the terms and conditions thereof, for extensions of credit to be made by the Banks to the Company in an aggregate principal not exceeding $100,000,000. The Company has requested the Banks to amend the Credit Agreement to permit the formation by the Company of a holding company subsidiary to hold certain insurance subsidiaries. The Company, the Banks, and the Agent are in agreement with such request but only if such holding company subsidiary unconditionally guarantees payment of the indebtedness and obligations of the Company to the Banks, and the Agent, as set forth herein.

      2. The Guarantor is the holding company subsidiary formed by the Company, is a wholly owned subsidiary of the Company and expects to receive material and substantial, direct or indirect, benefit from the Banks' extending credit to the Company.

      NOW, THEREFORE, as an inducement to the Banks to amend the Credit Agreement as requested and to continue to extend credit to the Company pursuant to the Credit Agreement, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the Guarantor hereby agrees as follows:

                                    Article I

                          Nature and Scope of Guaranty

      Section 1.01. Guaranty of Obligation. The Guarantor hereby irrevocably and unconditionally guarantees to the Banks, and the Agent and their respective successors and assigns the due and punctual payment of the "Guaranteed Debt" (hereinafter defined). The Guarantor hereby irrevocably and unconditionally covenants and agrees that it is liable for the Guaranteed Debt as primary obligor.

      Section 1.02. Definition of Guaranteed Debt. As used herein, the term "Guaranteed Debt" means:

            (a) all principal, interest, attorneys' fees, commitment fees, liabilities for costs and expenses and other indebtedness, obligations and liabilities of the Company to each of the Banks and the Agent at any time created or arising (including, without limitation, obligations incurred or accrued during the pendency of any bankruptcy or insolvency proceeding, regardless of whether allowed or allowable in such proceeding) in connection with the Credit Agreement and under any documents and instruments executed in connection therewith, including without limitation this Guaranty Agreement, and under any renewals, modifications, increases and extensions thereof or of any promissory notes issued pursuant thereto; and

            (b) all costs, expenses and fees, including but not limited to court costs and reasonable attorneys' fees, arising in connection with the collection of any or all amounts, indebtedness, obligations and liabilities of the Company to the Banks, and the Agent described in
      Section 1.02(a) above.

      Section 1.03. Indebtedness Not Reduced by Offset. The Guaranteed Debt, and the liabilities and obligations of the Guarantor to the Banks and the Agent hereunder, shall not be reduced, discharged or released because or by reason of any existing or future offset or claim of the Company, or any other party, against any of the Banks or the Agent; provided, however, nothing in this Agreement shall be construed as a waiver by the Guarantor of any rights or claims which the Guarantor may have against the Banks or the Agent under this Agreement or otherwise, but any recovery upon such rights and claims shall be had from the Banks and the Agent separately. Without limiting the foregoing or the Guarantor's liability hereunder, to the extent that the Agent or any of the Banks advance funds or extend credit to the Company, and do not receive payments or benefits thereon in the amounts and at the times required or provided by applicable agreements or laws, the Guarantor, subject to the terms and conditions hereof, is absolutely liable to make such payments to (and confer such benefits on) the Banks, and the Agent, on a timely basis.

      Section 1.04. "Company" to Include New Corporations and Partnerships. The term "Company" as used herein shall include any new or successor corporation or entity technically formed as a result of any merger, consolidation, or reorganization of the Company permitted by the Credit Agreement.

      Section 1.05. Payment by the Guarantor. If all or any part of the Guaranteed Debt shall not be punctually paid when due, whether upon demand or at maturity or earlier by acceleration or otherwise, the Guarantor shall, subject to the terms and conditions hereof, immediately upon demand by the Agent, and without presentment, protest, notice of protest, notice of non-payment, notice of intention to accelerate or acceleration or any other notice whatsoever, pay in lawful money of the United States of America, the amount due on the Guaranteed Debt to the Agent on behalf of the Banks or itself at the Agent's principal office. Such demand(s) may be made at any time coincident with or after the time for payment of all or part of the Guaranteed Debt, and may be made from time to time with respect to the same or different items of Guaranteed Debt. Such demand shall be deemed made, given and received in accordance with
Section 4.04 hereof.

      Section 1.06. No Duty to Pursue Others. It shall not be necessary for the Agent or any of the Banks (and the Guarantor hereby waives any rights which the Guarantor may have to require the Agent or any of the Banks) in order to enforce payment by the Guarantor, first to (i) institute suit or exhaust its remedies against the Company or others liable on the Guaranteed Debt or any other Person,
(ii) enforce the Agent's or any Banks' rights against any security which shall ever have been given to secure the Guaranteed Debt, (iii) enforce the Agent's or the Banks' rights against any other guarantors of the Guaranteed Debt, (iv) join the Company or any others liable on the Guaranteed Debt in any action seeking to enforce this Agreement, (v) exhaust any remedies available to the Agent or any of the Banks against any security which shall ever have been given to secure the Guaranteed Debt, or (vi) resort to any other means of obtaining payment of the Guaranteed Debt. The Banks, and the Agent shall not be required to mitigate damages or take any other action to reduce, collect or enforce the Guaranteed Debt.

      Section 1.07. Waiver of Notices. etc. The Guarantor hereby waives notice of (i) any loans or advances made by the Agent or any of the Banks to the Company, (ii) acceptance of this Agreement, (iii) any amendment or extension of any instrument or document pertaining to all or any part of the Guaranteed Debt,
(iv) the execution and delivery by the Company, the Agent or any of the Banks of any loan or credit agreement or of the Company's execution and delivery of any promissory notes or other documents in connection therewith, (v) the occurrence of any breach by the Company of any agreement among the Company, the Banks, and the Agent, or any of them, (vi) the transfer or disposition of the Guaranteed Debt, or any part thereof, by the Agent or any Banks, (vii) sale or foreclosure (or posting or advertising for sale or foreclosure) of any collateral for the Guaranteed Debt, (viii) protest, proof of non-payment or default by the Company, or (ix) any other action at any time taken or omitted by the Agent or any of the Banks, and, generally, all demands and notices of every kind in connection with this Agreement, any documents or agreements evidencing, securing or relating to any of the Guaranteed Debt and the obligations hereby guaranteed other than demands and notices specifically required by this Agreement.

      Section 1.08. Nature Guaranty. This Agreement is an irrevocable, absolute, guaranty of payment and not a guaranty of collection. This Agreement may not be revoked by the Guarantor and shall continue to be effective with respect to any Guaranteed Debt arising or created after any attempted revocation by the Guarantor. The fact that at any time or from time to time the Guaranteed Debt may be increased, reduced or paid in full shall not release, discharge or reduce the obligation of the Guarantor with respect to Guaranteed Debt thereafter incurred (or other Guaranteed Debt thereafter arising). This Agreement may be enforced by the Agent (for itself and on behalf of the Banks and any subsequent holder of the Guaranteed Debt) and shall not be discharged by the assignment or negotiation of all or part of the Guaranteed Debt.

      Section 1.09. Payment of Expenses. In the event that the Guarantor should breach or fail to timely perform any provisions of this Agreement, the Guarantor shall, immediately upon demand by the Agent, pay to the Agent all costs and expenses (including court costs and reasonable attorneys' fees) incurred by the Banks, and the Agent in the enforcement hereof or the preservation of the Agent's or any Lender's rights hereunder. The covenant contained in this Section
1.09 shall survive the payment of the Guaranteed Debt.

      Section 1.10. Effect of Bankruptcy. In the event that, pursuant to any insolvency, bankruptcy, reorganization, receivership or other debtor relief law, or any judgment, order or decision thereunder, the Agent or any of the Banks must rescind or restore any payment, or any part thereof, received by the Agent or any of the Banks in satisfaction of the Guaranteed Debt, as set forth herein, any prior release or discharge from the terms of this Agreement given to the Guarantor by the Agent or any of the Banks shall be without effect, and this Agreement shall remain in full force and effect. It is the intention of the Company and the Guarantor that the Guarantor's obligations hereunder shall not be discharged except by the Guarantor's performance of such obligations and then only to the extent of such performance or by the indefeasible payment in full of the Guaranteed Debt in cash.

                                   Article II

              Events and Circumstances Not Reducing or Discharging
                           the Guarantor's Obligations

      The Guarantor hereby consents and agrees to each of the following, and agrees that the Guarantor's obligations under this Agreement shall not be released, diminished, impaired, reduced or adversely affected by any of the following, and waives any common law, equitable, statutory or other rights (including without limitation rights to notice) which the Guarantor might otherwise have as a result of or in connection with any of the following:

      Section 2.01. Modifications, etc. Any renewal, extension, increase, modification, alteration or rearrangement of all or any part of the Guaranteed Debt or any loan agreement, security agreement, collateral document or other document, instrument, contract or understanding among any of the Company, the Banks, and the Agent, or any other parties, pertaining to the Guaranteed Debt;

      Section 2.02. Adjustment, etc. Any adjustment, indulgence, forbearance or compromise that might be granted or given by the Agent or any of the Banks to the Company or the Guarantor;

      Section 2.03. Condition of the Company or the Guarantor. The insolvency, bankruptcy, arrangement, adjustment, composition, liquidation, disability, dissolution or lack of power of the Company or any other party at any time liable for the payment of all or part of the Guaranteed Debt; or any dissolution of the Company or the Guarantor, or any sale, lease or transfer of any or all of the assets of the Company or the Guarantor, or any changes in the shareholders, partners or members of the Company or the Guarantor; or any reorganization of the Company or the Guarantor;

      Section 2.04. Invalidity of Guaranteed Debt. The invalidity, illegality or unenforceability of all or any part of the Guaranteed Debt, or any document or agreement executed in connection with the Guaranteed Debt, for any reason whatsoever, including without limitation the fact that (i) the Guaranteed Debt, or any part thereof, exceeds the amount permitted by law, (ii) the act of creating the Guaranteed Debt or any part thereof is ultra vires, (iii) the officers or representatives executing the documents creating the Guaranteed Debt acted in excess of their authority, (iv) the Guaranteed Debt violates applicable usury laws, (v) the Company has valid claims or offsets (whether at law, in equity or by agreement) which render the Guaranteed Debt wholly or partially uncollectible from the Company, (vi) the creation, performance or repayment of the Guaranteed Debt (or the execution, delivery and performance of any document or instrument representing part of the Guaranteed Debt or executed in connection with the Guaranteed Debt, or given to secure the repayment of the Guaranteed
Debt) is illegal, uncollectible or unenforceable, or (vii) the documents or instruments pertaining to the Guaranteed Debt have been forged or otherwise are irregular or not genuine or authentic;

      Section 2.05. Release of Obligors. Any full or partial release of the liability of the Company on the Guaranteed Debt or any part thereof, or of any co-guarantors, or any other Person (as defined in the Credit Agreement) now or hereafter liable, whether directly or indirectly, jointly, severally, or jointly and severally, to pay, perform, guarantee or assure the payment of the Guaranteed Debt or any part thereof, it being recognized, acknowledged and agreed by the Guarantor that the Guarantor may be required to pay the Guaranteed Debt in full without assistance or support of any other party, and the Guarantor has not been induced to enter into this on the basis of a contemplation, belief, understanding or agreement that other parties will be liable to perform the Guaranteed Debt, or that the Agent or any Lender will look to other parties to perform the Guaranteed Debt;

      Section 2.06. Other Security. The taking or accepting of any other security, collateral or guaranty, or other assurance of payment, for all or any part of the Guaranteed Debt;

      Section 2.07. Release of Collateral. etc. Any release, surrender, exchange, subordination, deterioration, waste, loss or impairment (including without limitation negligent, willful, unreasonable or unjustifiable impairment) of any collateral, property or security, at any time existing in connection with, or assuring or securing payment of, all or any part of the Guaranteed Debt;

      Section 2.08. Care and Diligence. The failure of the Agent or any of the Banks or any other party to exercise diligence or reasonable care in the preservation, protection, enforcement, sale or other handling or treatment of all or any part of such collateral, property or security;

      Section 2.09. Status of Liens. The fact that any collateral, security, security interest or lien contemplated or intended to be given, created or granted as security for the repayment of the Guaranteed Debt shall not be properly perfected or created, or shall prove to be unenforceable or subordinate to any other security interest or lien, it being recognized and agreed by the Guarantor that the Guarantor is not entering into this Agreement in reliance on, or in contemplation of the benefits of, the validity, enforceability, collectibility or value of any of the collateral for the Guaranteed Debt;

      Section 2.10. Offset. The Guaranteed Debt, and the liabilities and obligations of the Guarantor to the Banks and the Agent hereunder, shall not be reduced, discharged or released because of or by reason of any existing or future right of offset or claim of the Company, or any other party, against any of the Banks or the Agent subject to the proviso in Section 1.03 hereof;

      Section 2.11. Merger. The reorganization, merger or consolidation of the Company into or with any other corporation, partnership or other entity;

      Section 2.12. Preference. Any payment by the Company to the Agent or any of the Banks is held to constitute a preference under bankruptcy laws, or for any reason the Agent or any of the Banks is required to refund such payment or pay such amount to the Company or someone else; or

      Section 2.13. Other Actions Taken or Omitted. Any other action taken or omitted to be taken with respect to, the Guaranteed Debt, or the security and collateral therefor, whether or not such action or omission prejudices the Guarantor or increases the likelihood that the Guarantor will be required to pay the Guaranteed Debt pursuant to the terms hereof; it is the unambiguous and unequivocal intention of the Guarantor that, the Guarantor shall be obligated to pay the Guaranteed Debt when due, notwithstanding any occurrence, circumstance, event, action, or omission whatsoever, whether contemplated or uncontemplated, and whether or not otherwise or particularly described herein, except for the full and final payment and satisfaction of the Guaranteed Debt.

                                   Article III

                    Representations, Warranties and Covenants

      To induce the Banks, and the Agent to extend credit to the Company, the Guarantor represents, warrants and covenants to the Banks, and the Agent that:

      Section 3.01. Benefit. The Guarantor has received, or expects to receive, material and substantial, direct or indirect, benefit from the making of this Agreement and the Guaranteed Debt;

      Section 3.02. Familiarity and Reliance. The Guarantor is familiar with, and has independently reviewed books and records regarding, the financial condition of the Company and is familiar with the value of any and all collateral intended to be created as security for the payment of the Guaranteed Debt; however, the Guarantor is not relying on such financial condition or the collateral as an inducement to enter into this Agreement;

      Section 3.03. No Representation by Banks. Neither the Agent nor any of the Banks nor any other party has made any representation, warranty or statement to the Guarantor in order to induce the Guarantor to execute this Agreement;

      Section 3.04. Solvency, etc. On the date hereof and after giving effect to all the transactions contemplated hereby, (i) the assets of the Guarantor, at a fair valuation, will exceed its liabilities, including contingent liabilities,
(ii) the remaining capital of the Guarantor will not be unreasonably small to conduct its business, and (iii) the Guarantor will not have incurred debts, and does not intend to incur debts, beyond its ability to pay such debts as they mature. For purposes of this Section 3.04, "debt" means any liability on a claim, and "claim" means (i) right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, secured, or unsecured; or (ii) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured, or unsecured;

      Section 3.05. Binding Obligation. This Agreement constitutes the valid and binding legal obligation of the Guarantor, enforceable in accordance with its terms and the execution and delivery will not conflict with or result in a breach of or constitute a default under any instrument to which the Guarantor is a party or by which the Guarantor or the Guarantor's property is bound, or violate any applicable provision of law or any judgment, order, writ, injunction, decree, rule or regulation of any court, administrative agency or other governmental agency or authority;

      Section 3.06. Obstacles to Guaranty. The execution, delivery and performance by the Guarantor of this Agreement will not conflict with or result in any breach of any provision of, or constitute a default under, or breach of any provision of, or result in the imposition of any lien or charge upon any asset of the Guarantor, or result in the acceleration of any obligation under the terms of any agreement or document binding upon the Guarantor. No consent of any party, and no approval or authorization of any governmental authority is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement, other than any approval, authorization or consent which has as of the date hereof been obtained;

      Section 3.07. Survival. All representations and warranties made by the Guarantor herein shall survive the execution hereof; and

      Section 3.08. Litigation. There is no suit, action or proceeding pending or, to the knowledge of the Guarantor, threatened against or affecting the Guarantor, before or by any court, administrative agency or other governmental authority.

                                   Article IV

                                  Miscellaneous

      Section 4.01. Waiver of Subrogation. Until the payment and performance in full of all of the Guaranteed Debt, the Guarantor hereby irrevocably waives any claim or other rights which it may now have or hereafter acquire against the Company or any other guarantor that arise from the existence, payment, performance or enforcement of such Guarantor's obligations under this Agreement, the Credit Agreement or any other Loan Document, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, indemnification, any right to participate in any claim or remedy of the Agent or any of the Banks against the Company or any guarantor or any collateral which the Banks, and the Agent now has or hereafter acquires, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including without limitation, the right to take or receive from the Company, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to the Guarantor in violation of the preceding sentences and the Guaranteed Debt shall not have been paid in full, such amount shall be deemed to have been paid to the Guarantor for the benefit of, and held in trust for the benefit of, the Banks, and the Agent, and shall forthwith be paid to the Agent to be credited and applied upon the Guaranteed Debt, whether matured or unmatured, in accordance with the terms of the other Loan Documents. The Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Credit Agreement and that the waiver set forth in this Section 4.01 is knowingly made in contemplation of such benefits.

      Section 4.02. Subordination. All debt and other liabilities of the Company to the Guarantor are expressly subordinate and junior to the Guaranteed Debt.

      Section 4.03. Waiver. No failure to exercise, and no delay in exercising, on the part of the Agent or any of the Banks, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right. The rights of the Banks, and the Agent hereunder shall be in addition to all other rights provided by law. No modification or waiver of any provision of this Agreement, nor consent to departure therefrom, shall be effective unless in writing signed by the Guarantor, the Banks, and the Agent, and no such consent or waiver shall extend beyond the particular case and purpose involved. No notice or demand given in any case shall constitute a waiver of the right to take other action in the same, similar or other instances without such notice or demand.

      Section 4.04 Notices. Any notices or other communications required or permitted to be given by this Agreement shall be in writing and shall be deemed to have been given three (3) days after deposit in the mail, designated as certified mail, return receipt requested, postprepaid, or one (1) day after being entrusted to a reputable commercial overnight delivery service, or upon transmission of a telecopy addressed to the party to which such notice is directed at its address determined as provided in this Section 4.04. All notices and other communications under this Agreement shall be given to the parties hereto at the following addresses:

            Guarantor:

            300 Delaware Avenue
            9th Floor
            Wilmington, DE 19801
            Attn: Francis B. Jacobs II
                  President
            Telephone No.: (302) 552-3104
            Telecopy No.: (302) 552-3128
            with a copy to:

            Enhance Financial Services Group, Inc.
            335 Madison Avenue
            25th Floor
            New York, NY 10017-4605
            Attn.: Arthur Dubroff
                   Executive Vice President and
                   Chief Financial Officer
            Telephone No.: (212) 983-3100
            Telecopy No.: (212) 682-5377

            Agent and Banks:

            Fleet National Bank
            777 Main Street
            Hartford, CT 06115
            Attn: Jan-Gee McCollam
                  Senior Vice President
            Telephone No.: (860) 986-4535
            Telecopy No.: (860) 986-1264

Any party may change its address for purposes of this Agreement by giving notice of such change to the other party pursuant to this Section 4.04.

      Section 4.05. Governing Law. This Agreement has been prepared, and is intended to be performed in the State of New York, and the substantive laws of such state shall govern the validity, construction, enforcement and interpretation of this Agreement. For purposes of this Agreement and the resolution of disputes hereunder, the Guarantor hereby irrevocably submits and consents to, and waives any objection to, the non-exclusive jurisdiction of any state court of the State of New York and of any United States Federal court sitting in New York.

      Section 4.06. Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws effective during the term of this Agreement, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement, unless such continued effectiveness of this Agreement, as modified, would be contrary to the basic understandings and intentions of the parties as expressed herein. If, in any action or proceeding involving any state, federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, the obligations of the Guarantor under this Agreement would otherwise by held or determined to be avoidable, invalid or unenforceable on account of the amount of the Guarantor's liability under this Agreement, then, notwithstanding any other provisions of this Agreement to the contrary, the amount of such liability shall, without any further action by the Guarantor, the Agent or any Bank, be automatically limited and reduced to the highest amount that is valid and enforceable as determined in such action or proceeding.

      Section 4.07. Entirety and Amendments. This Agreement embodies the entire agreement between the parties and supersedes all prior agreements and understandings, if any, relating to the subject matter hereof, and this Agreement may be amended only by an instrument in writing executed by an authorized officer of the party against whom such amendment is sought to be enforced.

      Section 4.08. Parties Bound: Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns and legal representatives; provided, however, that the Guarantor may not, without the prior written consent of the Banks, and the Agent, assign any of its rights, powers, duties or obligations hereunder.

      Section 4.09. Headings. Section headings are for convenience of reference only and shall in no way affect the interpretation of this Agreement.

      Section 4.10. Multiple Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart.

      Section 4.11. Rights and Remedies. If the Guarantor becomes liable for any indebtedness owing by the Company to the Agent or any of the Banks, by endorsement or otherwise, other than under this Agreement, such liability shall not be in any manner impaired or affected hereby and the rights of the Banks, and the Agent hereunder shall be cumulative of any and all other rights that the Banks, and the Agent may ever have against the Guarantor. The exercise by the Agent or any of the Banks of any right or remedy hereunder or under any other instrument, or at law or in equity, shall not preclude the concurrent or subsequent exercise of any other right or remedy.

      Section 4.12. ENTIRE AGREEMENT. THIS AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENT OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

      SECTION 4.13. WAIVER OF JURY. THE GUARANTOR IRREVOCABLY WAIVES TRIAL BY JURY IN ANY COURT AND IN ANY SUIT, ACTION OR

PROCEEDING OR ANY MATTER ARISING IN CONNECTION WITH OR IN ANY WAY RELATED TO THE FINANCING TRANSACTIONS CONTEMPLATED BY THIS GUARANTY OR ANY AGREEMENT, INSTRUMENT OR WRITING RELATED THERETO AND THE ENFORCEMENT OF ANY OF BANKS' RIGHTS AND REMEDIES.

EXECUTED as of the day and year first above written.

                                         ENHANCE INVESTMENT CORPORATION


                                         By:
                                             -----------------------------------
                                             Name:
                                             Title: